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Exhibit 4.6

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSION.

GSM/DCS 1800/1900 PATENT LICENSE AGREEMENT

        This Patent License Agreement is entered into by and between:

        Wavecom organised and existing under the laws of France with registered office at 12, boulevard Garibaldi 92442 Issy-les-Moulineaux Cedex (hereinafter referred to as "WAVECOM")

on the one hand

and

        Koninklijke Philips Electronics N.V., a corporation organized and existing under the laws of the Kingdom of the Netherlands with registered office at Groenewoudseweg 1, 5600 MD Eindhoven, The Netherlands (hereinafter referred to as "PHILIPS")

on the other hand

        WHEREAS, the PHILIPS group of companies has been engaged in research, development and manufacturing of terminal equipment for GSM and DCS 1800/1900 mobile radio communication systems;

        WHEREAS, PHILIPS owns and controls certain patent rights essential to such GSM and DCS 1800/1900 terminal equipment;

        WHEREAS, WAVECOM is interested in obtaining licenses under such patent rights of PHILIPS for the purpose of the manufacture, use and sale of modules and subassemblies for GSM and DCS 1800/1900 terminal equipment;

        WHEREAS, PHILIPS is willing to grant WAVECOM licenses under such patent rights;

        THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

Article 1
Definitions

        As used herein the following terms shall have the following meanings:

      1.01  GSM Standard shall mean the technical specifications of the Global System for Mobile Communication 900 providing TDMA dial-up digital cellular radiocommunication services operating at a frequency of 900 MHz as finally adopted by the European Telecommunications Standards Institute, including future modifications and extensions thereof. For purposes of this Agreement UMTS and/or any G3 standards are not GSM Standard(s).

      1.02  DCS 1800 Standard shall mean the technical specifications of the Digital Communications System 1800 providing TDMA dial-up digital cellular radiocommunication services operating at a frequency of 1800 Mhz, as finally adopted by the European Telecommunications Standards Institute, including future modifications and extensions thereof. For purposes of this Agreement UMTS and/or any G3 standards are not DCS 1800 Standard(s).

      1.03  DCS 1900 Standard shall mean the technical specification of the Digital Communications System 1900 providing TDMA dial-up digital cellular radiocommunication services operating at a frequency of 1900 Mhz, as finally adopted by the American National Standards Institute, including future modifications and extensions thereof. For purposes of this Agreement UMTS and/or any G3 standards are not DCS 1900 Standard(s).

      1.04  Compatible G3 Standard shall mean a G3 standard which is duly adopted by the European Telecommunications Standards Institute, the American National Standards Institute or another recognized regional or national standards bodies after the Effective Date and which is fully backward-compatible with the GSM Standard, the DCS 1800 Standard and/or the DCS 1900 Standard.

      1.05  GSM Terminal shall mean a complete ready-to-use two-way wireless radio communication device fully complying with the GSM Standard.

      1.06  DCS 1800/1900 Terminal shall mean a complete ready-to-use two-way wireless radio communication device fully complying with the DCS 1800 or DCS 1900 Standard.

      1.07  Combi-Terminal shall mean a complete ready-to-use device being the combination of a GSM Terminal or DCS 1800/1900 Terminal with any other device having a functionality completely unrelated to the GSM Terminal or DCS 1800/1900 Terminal.

      1.08  Licensed Product shall mean electronic modules and subassemblies which implement, enable and or utilize one or more of the inventions claimed in the Licensed Patents and are intended for use by Unrelated Third Parties as components of a GSM Terminal, DCS 1800/1900 Terminal or Combi-Terminal.

        It is understood and agreed by the parties that Licensed Products do not include substantially complete GSM Terminals, DCS 1800/1900 Terminals or Combi-Terminals.

      1.09  Limited Period shall mean the period commencing on the date provided in Article 13 of this Agreement ("Effective Date") and having a duration of ten years.

      1.10  Patents shall mean any and all applications for patents, and any and all patents (including utility models but excluding design patents and industrial design registrations) issued at any time in any and all countries of the world on applications having filing dates, or entitled to the benefit of a filing date prior to the end of the Limited Period. In no event shall Patents include those related to semiconductor manufacturing processes.

      1.11  PHILIPS Patents shall mean Patents which are owned or controlled at any time during the Limited Period by PHILIPS or any of its Subsidiaries; and/or with respect to which and to the extent to which PHILIPS or any of its Subsidiaries shall at any time during the Limited Period have the right to grant the licenses and rights which are herein granted by PHILIPS, without payment of compensation to a third party other than its employees.

      1.12  Essential Patents shall mean PHILIPS Patents which are necessarily infringed when implementing the GSM Standard or DCS 1800/1900 Standard, including but not limited to the Patents listed in Exhibit 1 attached hereto. Without limiting the foregoing Philips expressly agrees that term "Essential Patents" shall include all patents and patent applications which in the past or hereafter have been/are identified by Philips to ETSI as being considered essential to the GSM and/or the GPRS standard systems.

      1.13  Licensed Patents shall mean Essential Patents to the extent and in so far as these Essential Patents cover inventions pertaining to GSM Terminals and/or DCS 1800/1900 Terminals.

      1.14  Subsidiary of WAVECOM shall mean:

  (i)
  a corporation, company or other entity, more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, on the Effective Date, owned or controlled, directly or indirectly, by WAVECOM, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

  (ii)
  an entity which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the rights to make major decisions for such entity is, on the Effective Date, owned or controlled, directly or indirectly, by WAVECOM, but such entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        Related Company of WAVECOM shall mean:

  (i)
  a corporation, company or other entity which is not a Subsidiary of WAVECOM but is otherwise related to WAVECOM and is so designated as a Related Company by separate written agreement of the parties, such agreement establishing the effective date of such corporation, company or other entity becoming a Related Company and the circumstances under which it shall cease to be a Related Company and any other terms and conditions agreed by the parties in connection therewith; or

  (ii)
  a corporation, company or other entity, fifty percent (50%) or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by virtue of legislation, decrees or requirements imposed by the government of any country, by citizens and/or residents of such country, but as to which entity WAVECOM

  (a)
  is directly or indirectly in the position of effectively blocking major decisions with respect to activities or operations of the entity concerned; and

  (b)
  controls, or is in the position to direct, the granting of licenses under the relevant patent rights of such entity enabling it to arrange that the other party is granted licenses, rights and releases under such patent rights for the time and scope contemplated by this Agreement; and

  (c)
  which has been designated in writing by WAVECOM as a Related Company.

  (iii)
  However, it is expressly understood and agreed by the parties that no such corporation, company or other entity shall be considered a Related Company unless and until such corporation, company or other entity has submitted to PHILIPS a Letter of Acknowledgement in the form set out in Exhibit 2 attached hereto and forming a part hereof signed by their duly authorized representative.

      1.16  Subsidiary of PHILIPS shall mean:

  (i)
  a corporation, company or other entity, more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by PHILIPS, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

  (ii)
  an entity which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the rights to make major decisions for such entity is, now or hereafter, owned or controlled, directly or indirectly, by PHILIPS, but such entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

      1.17  Related Company of PHILIPS shall mean:

  (i)
  a corporation, company or other entity which is not a Subsidiary of PHILIPS but is otherwise related to PHILIPS and is so designated as a Related Company by separate written agreement of the parties, such agreement establishing the effective date of such corporation, company or other entity becoming a Related Company and the circumstances under which it shall cease to be a Related Company and any other terms and conditions agreed by the parties in connection therewith; or

  (ii)
  a corporation, company or other entity, fifty percent (50%) or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by virtue of legislation, decrees or requirements imposed by the government of any country, by citizens and/or residents of such country, but as to which entity PHILIPS

    (a)
    is directly or indirectly in the position of effectively blocking major decisions with respect to activities or operations of the entity concerned; and

    (b)
    controls, or is in the position to direct, the granting of licenses under the relevant patent rights of such entity enabling it to arrange that the other party is granted licenses, rights and releases under such patent rights for the time and scope contemplated by this Agreement; and

    (c)
    which has been designated in writing by PHILIPS as a Related Company.

      1.18  Associated Company shall mean: a Subsidiary and/or a Related Company of a party.

      1.19  Unrelated Third Party means a company or other entity which is neither owned nor controlled by WAVECOM or by any other party or combination of parties which own or control capital shares of WAVECOM (excepting only de minimis shareholdings in publicly traded companies)

Article 2
Grant of Licenses

      2.01  Upon and subject to timely receipt by PHILIPS of the payments set forth in Paragraph 3.01, and subject to the terms and conditions of this Agreement, PHILIPS, hereby grants to WAVECOM and/or its Subsidiaries a fully paid-up, non-transferable, indivisible, non-exclusive, worldwide license under the Licensed Patents to make, use, lease, sell offer for sale and otherwise dispose of Licensed Products. Such licenses include the right to have Licensed Products made by another manufacturer solely for the use, lease, sale or other disposal by WAVECOM and its Subsidiaries, directly or indirectly, but only when both the following conditions are met:

  (i)
  all pertinent designs and specifications, including working drawings, for the manufacture of said Licensed Products are furnished by WAVECOM; and

  (ii)
  said designs, specifications and working drawings are in sufficient detail that no modification by the manufacturer is required other than adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of the products only to a negligible extent.

      2.02  Upon and subject to timely receipt by PHILIPS of the payments set forth in Paragraph 3.01, and subject to the terms and conditions of this Agreement, PHILIPS, hereby further grants WAVECOM and/or its Subsidiairies a limited right to sublicense their Unrelated Third Party customers under the Licensed Patents to manufacture, use and sell complete GSM Terminals, DCS 1800/1900 Terminals and/or Combi-Terminals which are manufactured by such Unrelated Third Party customers of WAVECOM and/or its Subsidiairies, but only to the extent that such complete terminals incorporate WAVECOM's Licensed Products to implement inventions claimed in such Licensed Patents. No other right, license, sublicense on benefit is granted to purchasers and users of Wavecom's Licensed Products hereunder, whether explicitly, by principles of implied license, patent exhaustion or otherwise and Philips expressly reserves its right to assert Licensed Patents against any of WAVECOM's customers and their products to the extent that the inventions claimed in such Licensed Patents are implemented by means other than WAVECOM's Licensed Products. Any sublicense granted pursuant to this section shall include all of the restrictions of Sections 2.08 - 2.10.

      2.03  The licenses granted to WAVECOM and its Subsidiaries shall be effective from the Effective Date.

      2.04  WAVECOM shall have the right to grant to any of its Related Companies, sublicenses of the same scope as the licenses granted to it by PHILIPS hereunder pursuant to the provisions of this Article 2, provided PHILIPS receives, through WAVECOM, a letter of acknowledgement as specified in Exhibit 2.

      2.05  WAVECOM shall not be entitled to assign or transfer any of its rights, duties or obligations under this Agreement or the rights and licenses granted hereunder or to grant sublicenses except as expressly agreed to under this Agreement.

      2.06  WAVECOM further agrees that, upon PHILIPS' request, it shall grant PHILIPS and its Associated Companies a worldwide royalty bearing license under any Patent which WAVECOM and its Associated Companies may have or obtain during the Limited Period. which are necessarily infringed when implementing the GSM Standard or DCS 1800/1900 Standard for the manufacture, use, or sale of products against fair and reasonable terms and conditions which are comparable to the terms and conditions granted by PHILIPS to WAVECOM in this Agreement.

      2.07  Subject to and upon full receipt of all of the payments specified in Paragraph 3.01, PHILIPS releases WAVECOM and its Associated Companies from all claims of infringement of the Licensed Patents with respect to Licensed Products sold by WAVECOM and/or its Associated Companies prior to the Effective Date.

      2.08  The rights and licenses granted WAVECOM in this Agreement with respect to modules and subassemblies for terminals which are designed to communicate using multiple standards (such as dual mode GSM/satellite or dual mode GSM/CDMA terminals) or to communicate using a Compatible G3 Standard are expressly and strictly limited and only apply to the functionality and components of modules subassemblies of those terminals which are essential for communication using the GSM Standard and/or the DCS 1800/1900 Standards. WAVECOM understands that an additional, separate license from PHILIPS under the standards not covered by this Agreement, may be necessary to manufacture, use and sell such modules, subassemblies and terminals.

      2.09  Except as set forth in Paragraph 2.08, no rights or licenses are granted by PHILIPS hereunder with respect to Compatible G3 Standards.

      2.10  No rights or license is granted hereunder with respect to network infrastructure equipment, whether explicitly, by principles of implied license, patent exhaustion or otherwise. The rights and license granted to WAVECOM hereunder specifically excludes any and all rights to use and sell Licensed Products and/or grant sublicenses under conditions or in a manner which conveys or purports to convey to any third party user or purchaser of such Licensed Products any rights or licenses under Philips' patents to use or sell network infrastructure equipment, whether explicitly, by principles of implied license, patent exhaustion or otherwise.

Article 3
Considerations

      3.01  In consideration of the patent licenses granted hereunder by PHILIPS to WAVECOM and its Associated Companies, and the release of infringement claims under 2.07, WAVECOM shall pay to PHILIPS a total sum of [**] US dollars on the following schedule:

  a)
  a first non-refundable lump-sum of $[**] US dollars) at or before 12:00 noon (New York time) [**];

  b)
  a second non-refundable lump-sum of $[**] ([**] US dollars) at or before 12:00 noon (New York time) [**]; and

  c)
  a third non-refundable lump-sum of $[**] ([**] US dollars) at or before 12:00 noon (New York time) [**].

  .

      3.02  WAVECOM shall pay the amount set forth in Paragraph 3.01 to PHILIPS in US Dollars by wire transfer to:

  Citibank New York
  111 Wall Street, 6th Floor/6
  New York, 10043
  U.S.A.
  Account no: [**] of Philips Electronics N.V.
  Swift code: CITIUS33 ABA 021000089
  Reference: "Royalties slr. 795 GSM/DCS 1800/1900 patent license agreement"

      3.03  All costs, such as stamp duties, taxes and other similar levies originating from or in connection with the conclusion of this Agreement shall be borne by WAVECOM. However, in the event that the government of a country imposes any income taxes on payments hereunder by WAVECOM to PHILIPS and requires WAVECOM to withhold such tax from such payments, WAVECOM may deduct such tax from such payments. In such event, WAVECOM shall promptly furnish PHILIPS with tax receipts issued by appropriate tax authorities so as to enable PHILIPS to support a claim for credit against income taxes which may be payable by PHILIPS and/or its Associated Companies in the Netherlands.

Article 4
Disclaimer

      4.01  PHILIPS makes no warranty whatsoever that the use of a Licensed Patent does not infringe or may not cause infringement of patent rights owned or controlled by third parties.

      4.02  Nothing in this Agreement shall be construed as:

  a)
  conferring any license or other right, by implication or otherwise, under any patent application, patent or patent right, except as herein expressly granted;

  b)
  conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective Associated Companies, or any other name or mark, or contraction, abbreviation or simulation thereof;

  c)
  imposing on either party any obligation to institute any suit or action for infringement of any patents licensed hereunder, or to defend any suit or action brought by a third party which challenges or concerns the validity of any patents licensed hereunder;

  d)
  imposing on either party any obligation to file any patent application or to secure any patent or maintain any patent in force; or

  e)
  imposing on either party any obligation to furnish any obligation to furnish any manufacturing or technical information under this Agreement.

Article 5
Assignment

      5.01  This Agreement and the rights and obligations hereunder shall not be transferred or assigned by WAVECOM without the prior written consent of PHILIPS.

      5.02  PHILIPS warrants that in case of assignment to a third party of an Essential Patent licensed hereunder to WAVECOM such assignment will be made subject to all licenses granted hereunder.

Article 6
Entire understanding

      6.01  This Agreement constitutes the entire and sole agreement and understanding of the parties hereto with respect to the subject matter hereof.

Article 7
Miscellaneous

      7.01  In the event an Associated Company of PHILIPS ceases to be an Associated Company and holds any Licensed Patent having a filing date or entitled to the benefit of a filing date prior to the date such Associated Company ceases to be an Associated Company, under which WAVECOM and its Associated Companies are licensed hereunder, such licenses shall continue for the life of such Patent. Any license granted to an Associated Company of WAVECOM pursuant to this Agreement shall terminate on the date such Associated Company ceases to be an Associated Company of WAVECOM.

      7.02  In the event an Associated Company of WAVECOM hereto which has ceased to be an Associated Company ("Divested Company"), with the written approval of WAVECOM, requests in writing within one hundred and eighty (180) days after ceasing to be an Associated Company, a license agreement with PHILIPS, PHILIPS shall enter into good faith negotiations with such Divested Company with the objective of granting non-exclusive, non-transferable licenses similar in scope to those granted under this Agreement to such Divested Company under Licensed Patents of PHILIPS having a filing date or entitled to the benefit of a filing date prior to the date such Divested Company ceased to be an Associated Company, for the manufacture, use, lease and sale of Licensed Products. Any license so granted to such Divested Company shall be limited to that Divested Company's current business for its current product scope and sales level at the date such Divested Company ceased to be an Associated Company, including a growth rate normal for the industry concerned.

      7.03  In the event WAVECOM, within the Limited Period, is directly or indirectly acquired by a third party or dispose of all or substantially all of the businesses to which this Agreement relates, WAVECOM shall provide prompt written notice of such acquisition to PHILIPS. All licenses and rights granted hereunder to WAVECOM and its Associated Companies, other than licenses under Licensed Patents to the extent such Licensed Patents rights cover Licensed Products first made, used, leased, sold or otherwise disposed of by WAVECOM or its Associated Companies prior to the date of such acquisition, shall terminate one hundred and eighty (180) days after the date of acquisition, unless the third party provides to WAVECOM written notice of its intention to maintain this Agreement, in which case the name of the third party shall be deemed substituted herein for the name of WAVECOM and such third party shall, from the date of acquisition, have all the rights and obligations of WAVECOM hereunder, for the acquired party's business at the then-current product scope and sales level including a growth rate normal for the industry concerned, but not for the existing business of said third party.

Article 8
Termination

      8.01  If WAVECOM shall be in breach of this Agreement or fails to perform one or more of its substantial obligations thereunder, PHILIPS may, by written notice to WAVECOM, require the remedy of the breach or the performance of the obligation and, if WAVECOM fails to remedy or perform within sixty (60) days of the forwarding of the written notice to do so, PHILIPS may, in addition to any other remedy that it may have, by written notice, immediately terminate this Agreement.

Article 9
Modification

      9.01  This Agreement may be modified or amended only in writing by duly authorized representatives of the parties hereto. A confirmation of any oral agreement by either party shall only be binding on the other party if such other party accepts the oral agreement in writing.

Article 10
Notices

    10.01    Any notice or other communication hereunder shall be sufficiently given when sent by certified mail addressed to:

    PHILIPS International B.V.
    Corporate Legal Department
    P.O. Box 218 - 5600 MD Eindhoven
    The Netherlands
    Attn.: General Secretary

  or addressed to:

    WAVECOM SA
    12, boulevard Garibaldi
    92442 Issy-les-Moulineaux Cedex
    France
    Attn.: General Counsel

Article 11
Severability

    11.01    The parties hereto agree that the invalidity or unenforceability of any of the provisions hereof shall not in anyway affect the validity or enforceability of any other provisions of this Agreement except those of which the invalidated or unenforceable provisions comprise an integral part of or are otherwise clearly inseparable from such other provisions.

Article 12
Governing Law

    12.01    This Agreement shall be governed and construed in all respects in accordance with the laws of the state of New York, United States of America.

Article 13
Duration

    13.01    This Agreement shall commence on the date of signature hereto by both parties ("Effective Date") and, except as provided in Article 8, will terminate upon the later of (i) expiration of the last-to-expire of the Licensed Patents or (ii) the end of the Limited Period.

Article 14
Language of Agreement

    14.01    This Agreement is entered into in the English language only; any translation hereof is for accommodation and shall have no force in the interpretation of this Agreement.

Article 15
Confidential Agreement

    15.01    Except to the extent disclosure is required by law, both parties agree to keep the terms and conditions of this patent license agreement confidential.

WAVECOM SA		KONINKLIJKE PHILIPS ELECTRONICS N.V.
By:	/s/ MICHEL ALARD	By:	/s/ R.J. PETERS
Title:	CEO	Title:	Senior Vice President
Date:	October 9, 2001	Date:	September 28, 2001

EXHIBIT 1

Philips' Essential Patent Rights for GSM/ DCS-1800/ DCS-1900

Priority			Application		Grant	Expiration
No. 1	20.03.1981	Timing Advance in Mobile	AU	82-81604	557246	17.03.2002
			CA	398702	1186426	30.04.2002
			DE	P3209381.0	3209381	16.03.2002
			FR	8105633	2502426	20.03.2001
			GB	8207811	2095516	17.03.2002
			US	06/358753	4472802	16.03.2002
No. 2	22.03.1985	Regular Pulse Excitation Speech Codec	AU	86-54993	577454	21.03.2006
			BE	86200434.8	0195487	19.03.2006
			CA	504510	1243121	11.10.2005
			CH	86200434.8	0195487	19.03.2006
			DE	86200434.8	3663863	19.03.2006
			FR	86200434.8	0195487	19.03.2006
			GB	86200434.8	0195487	19.03.2006
			IT	86200434.8	0195487	19.03.2006
			JP	86-63888	2511871	20.03.2006
			NL	86200434.8	0195487	19.03.2006
			SE	86200434.8	0195487	19.03.2006
			US	06/841906	4932061	05.06.2007
No. 3	04.05.1985	Short Message Services	AT	86200724.2	E91210	29.04.2006
			AU	86-57048	587616	02.05.2006
			CH	86200724.2	0201126	29.04.2006
			DE	86200724.2	3688635	29.04.2006
			DK	86-2006	170869	01.05.2006
			FR	86200724.2	0201126	29.04.2006
			GB	86200724.2	0201126	29.04.2006
			IT	86200724.2	0201126	29.04.2006
			JP	86-99522	2583489	01.05.2006
			JP A	95-61236	2637380	01.05.2006
			SE	86200724.2	0201126	29.04.2006
			US	06/856916	4748681	28.04.2006

No. 4	22.08.1981	Random Access Mechanism in Mobile	AR	290378	231891	29.03.2000
			AT	82107529.8	E16549	18.08.2002
			AU	82-87406	557944	19.08.2002
			CA	409755	1202096	18.03.2003
			CH	82107529.8	0073014	18.08.2002
			DE	82107529.8	3267443	18.08.2002
			DK	82-3639	160121	13.08.2002
			ES	515148	515148	23.02.2003
			FR	82107529.8	0073014	18.08.2002
			GB	82107529.8	0073014	18.08.2002
			IT	82107529.8	0073014	18.08.2002
			JP	82-143486	1645638	20.08.2002
			NO	822846	157760	20.08.2002
			SE	82107529.8	0073014	18.08.2002
			US	06/407691	5088094	11.02.2009
			US A	06/885764	4815073	21.03.2006
No. 5	17.12.1982	Traffic Load Distribution over Control Channels	AT	83201765.1	E26517	14.12.2003
			AU	83-22436	560105	15.12.2003
			BE	83201765.1	0111970	14.12.2003
			CA	443367	1230385	15.12.2004
			CH	83201765.1	0111970	14.12.2003
			DE	83201765.1	3370924	14.12.2003
			DK	83-5767	157281	14.12.2003
			FI	834597	76233	14.12.2003
			FR	83201765.1	0111970	14.12.2003
			GB	83201765.1	0111970	14.12.2003
			IT	83201765.1	0111970	14.12.2003
			JP	83-236510	2134946	16.12.2003
			JP A	96-327814	2829316	16.12.2003
			NL	83201765.1	0111970	14.12.2003
			NO	834613	162987	16.12.2003
			SE	83201765.1	0111970	14.12.2003
			US	06/562385	4551852	16.12.2003

No. 6	17.12.1982	Traffic Load Distribution over Control Channels	AT	83201766.9	E26518	14.12.2003
			AU	83-22437	563905	15.12.2003
			BE	83201766.9	0111971	14.12.2003
			CA	443366	1225701	18.08.2004
			CH	83201766.9	0111971	14.12.2003
			DE	83201766.9	3370925	14.12.2003
			DK	83-5766	156865	14.12.2003
			FI	834598	75965	14.12.2003
			FR	83201766.9	0111971	14.12.2003
			GB	83201766.9	0111971	14.12.2003
			HK		91-917	14.12.2003
			IT	83201766.9	0111971	14.12.2003
			JP	83-235207	2134945	15.12.2003
			JP A	96-327815	2829317	15.12.2003
			NL	83201766.9	0111971	14.12.2003
			NO	834614	162988	16.12.2003
			SE	83201766.9	0111971	14.12.2003
			US	06/562382	4573206	16.12.2003
			ZA	83-9201	83-9201	09.12.2003
No. 7	17.12.1982	Control Channel Selection Channel Refs	AU	83-22438	574055	15.12.2003
			BE	83201767.7	0111972	14.12.2003
			CA	443365	1230384	15.12.2004
			DE	83201767.7	3380016	14.12.2003
			FR	83201767.7	0111972	14.12.2003
			GB	83201767.7	0111972	14.12.2003
			JP	83-236508	2879056	16.12.2003
			SE	83201767.7	0111972	14.12.2003
			US	06/562383	4633509	30.12.2003
No. 8	18.12.1982	Radio Link counting Invalid Messages	AT	83201768.5	E46802	14.12.2003
			BE	83201768.5	0111973	14.12.2003
			CA	443364	1241379	30.08.2005
			CH	83201768.5	0111973	14.12.2003
			DE	83201768.5	3380660	14.12.2003
			ES	528102	528102	21.05.2004
			FI	834625	76657	15.12.2003
			FR	83201768.5	0111973	14.12.2003
			GB	83201768.5	0111973	14.12.2003
			IT	83201768.5	0111973	14.12.2003
			JP	83-235209	1957562	15.12.2003
			NL	83201768.5	0111973	14.12.2003
			NO	834670	162989	16.12.2003
			SE	83201768.5	0111973	14.12.2003
			ZA	83-9204	83-9204	09.12.2003

No. 9	24.03.1984	Authentication	CA	477182	1242501	27.09.2005
			DE A	P3448393.4	3448393	24.03.2004
			DK	85-1285		21.03.2005
			FR	8504296	2561841	22.03.2005
			JP	85-60508	2130818	25.03.2005
			JP A	93-12468	2759732	25.03.2005
			JP B	96-99331		25.03.2005
No. 10	04.04.1986	Two Stage Channel Selection Method	AT	87200545.9	E85741	25.03.2007
			AU	87-70993	599967	02.04.2007
			CA	533695	1274280	18.09.2010
			CH	87200545.9	0240073	25.03.2007
			DE	87200545.9	3784087	25.03.2007
			DE N	P3611301.8	3611301	04.04.2003
			ES	87200545.9	2039425	25.03.2007
			FR	87200545.9	0240073	25.03.2007
			GB	87200545.9	0240073	25.03.2007
			IT	87200545.9	0240073	25.03.2007
			JP	87-77653	2735545	01.04.2007
			SE	87200545.9	0240073	25.03.2007
			US	07/032416	4850033	30.03.2007
No. 11	01.09.1989	Dual Mode DECT/GSM SYSTEM	AU	90-61952	649959	29.08.2010
			BR	PI9004274	PI9004274	29.08.2005
			CA	2024216	2024216	29.08.2010
			DE	90202303.5	69030851	28.08.2010
			ES	90202303.5	2104577	28.08.2010
			FR	90202303.5	0415502	28.08.2010
			GB	90202303.5	0415502	28.08.2010
			IT	90202303.5	0415502	28.08.2010
			FI	904256		29.08.2010
			JP	90-227867	3113671	29.08.2010
			SE	90202303.5	0415502	28.08.2010
			TW	79108476	54206	10.02.2007
			US	07/575116	5212684	30.08.2010
No. 12	26.05.1989	Asymmetric Traffic	AU	90-55949	641103	25.05.2010
			EP	90201290.5		22.05.2010
			JP	90-133718
			KR	90-7580	145296	28.04.2013
			US	07/527987	5117423	23.05.2010
No. 13	31.07.1985	Variable Time Slot Duration	CH	86201267.1	0210698	21.07.2006
			DE	86201267.1	3688661	21.07.2006
			FR	86201267.1	0210698	21.07.2006
			GB	86201267.1	0210698	21.07.2006
			IT	86201267.1	0210698	21.07.2006
			JP	86-175839	2737873	28.07.2006
			US	06/891982	4763322	30.07.2006

No. 14	26.05.1998	Transmission System Using Block Coder	CN	99800832.X		25.05.2019
			EP	99919484.8		25.05.2019
			IN	IN/PCT/00/00008		25.05.2013
			JP	00-551507		25.05.2019
			KR	10-2000-7000819		25.05.2019
			SG	00-00370.7		25.05.2019
			TW	87108464	114463	28.05.2018
			US	09/316996		24.05.2019

EXHIBIT 2

LETTER OF ACKNOWLEDGEMENT

        (Related Company), a corporation duly organized under the laws of (Applicable Country), acknowledges that it is a condition of the sublicense granted to it by WAVECOM pursuant to an agreement effective as of (date) ("the Agreement") between WAVECOM SA and Koninklijke PHILIPS Electronics N.V. that it complies with the same terms and conditions as the license granted to WAVECOM by PHILIPS under the Agreement.

Executed at..........., this.........day of........., 200..

(Related Company Name)

Name :.............

Title :.............

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